UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 16, 2021)

Integrated Rail and Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Southwest Boulevard, Suite 320

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (817) 737-5885

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	IRRX	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock for $11.50 per share, included as part of the Units	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non- Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Integrated Rail and Resources Acquisition Corp. (the “Company,” “we”, “our” or “us”) is filing this Amendment No. 1 (“Amendment 1”) to the Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2021 (the “Original Form 8-K”), solely to amend and restate the November 16, 2021 balance sheet, including related footnote disclosures, which was filed as an exhibit to the Original Form 8-K (the “Original Financial Statement”) to correct an error relating to the warrant redemption trigger price in Note 7 and amend references to “ordinary shares” to instead refer to shares of common stock. No changes have been made to the financial numbers included in the Original Financial Statement.

Background of Restatements

The Company’s management and audit committee of the board of directors (the “Audit Committee”) determined that the Original Financial Statement should no longer be relied upon due to an error contained therein relating to the price per share of Class A common stock of the Company, par value $0.0001 per share, at which the warrants contained as part of the units sold in the Company’s initial public offering (the “Public Warrants”) can be redeemed.

The Company’s warrant agreement, by and between the Company and American Stock Transfer & Trust Company, LLC, dated as of November 11, 2021 (the “Warrant Agreement”), and the Company’s Registration Statement on Form S-1 (File No. 333-256381) related to the initial public offering of the Company, originally filed with the SEC on May 21, 2021, as amended, provide that a condition to redeeming the Company’s Public Warrants requires that the last sales price of the Class A common stock reported has been at least $18.00 per share (the “Redemption Trigger Price”) on each of twenty trading days within the thirty trading-day period ending on the third trading day prior to the date on which notice of the redemption for the Public Warrants is given. However, in addition to stating the correct $18.00 redemption trigger price, certain language in Note 7 to the Original Financial Statement incorrectly provides for redemption trigger prices of $10.00 and $12.00, respectively. In addition, the Original Financial Statement refers to the Company’s common stock as “ordinary shares” in certain instances.

The Company was made aware of the error and identified the inconsistency of the Redemption Trigger Price in the Original Financial Statement. As a result, the Company’s management, together with the Audit Committee, determined that the Original Financial Statement should be amended and restated in this Amendment No. 1 to Current Report on Form 8-K to correct this error by conforming the Redemption Trigger Price in the Original Financial Statement to that of the Warrant Agreement. Additionally, previous references to “ordinary shares” have been amended to refer to shares of common stock.

The Original Financial Statement that was previously filed as an exhibit for this period is superseded by the information in this Amendment No. 1 to Current Report on Form 8-K and the amended and restated audited balance sheet as of November 16, 2021 attached hereto as Exhibit 99.1, and the Original Financial Statement should no longer be relied upon.

The audit report of the Company’s current independent registered public accounting firm, Marcum LLP (“Marcum”) included in the Company’s Form 8-K relating to the audited balance sheet as of November 16, 2021, as filed on November 22, 2021 with the Securities and Exchange Commission should no longer be relied upon.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering of the Company.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Description

99.1	Audited Balance Sheet as of November 16, 2021 (as amended and restated).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Rail and Resources Acquisition Corp.

	By:	/s/ Richard Bertel
		Name:	Richard Bertel
		Title:	Chief Executive Officer

Dated: February 18, 2022